UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 15, 2021
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cutera, Inc. (the “Company” or “Cutera”) held its Annual Meeting of Stockholders on June 15, 2021 (the “Annual Meeting”). At the Annual Meeting, Cutera’s stockholders approved the amendment and restatement (the “Amended and Restated Plan”) of the 2019 Equity Incentive Plan (the “Current Plan”). The Amended and Restated Plan amends the Current Plan to increase the number of shares available for future grant by 450,000.

The foregoing description of the Amended and Restated Plan is qualified in its entirety by reference to the Amended and Restated Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07            Submission of Matters to a Vote of Security Holders.

As of April 19, 2021, the record date of the Annual Meeting, 17,804,774 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A total of 16,350,833 shares, or approximately 91.83% of the Company’s common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Cutera’s stockholders voted on five proposals at the Annual Meeting. The final results of the votes regarding each proposal are set forth below.

Proposal One – Election of Directors. The following nominees were elected as directors to serve for one-year terms expiring at the 2022 Annual Meeting of Stockholders based on the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Mr. David H. Mowry	14,564,619	57,313	1,728,901
Mr. Gregory A. Barrett	14,441,254	180,678	1,728,901
Mr. Timothy J. O’Shea	14,300,832	321,100	1,728,901
Mr. J. Daniel Plants	14,519,003	102,929	1,728,901
Mr. Joseph E. Whitters	14,601,298	20,634	1,728,901
Ms. Katherine S. Zanotti	14,576,869	45,063	1,728,901

Proposal Two – Ratification of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2021. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,332,122	9,943	8,768	0

Proposal Three – Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
14,425,722	185,240	10,970	1,728,901

Proposal Four – Approval of Amendment and Restatement of the Cutera 2019 Equity Incentive Plan. The proposal was approved, and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,406,015	424,502	791,415	1,728,901

Proposal Five – Election of Sheila A. Hopkins to serve a one-year term that expires at the 2022 Annual Meeting of Stockholders. The proposal was approved, and the results of the voting were as follows:

Votes For	Votes Withheld	Votes Against	Broker Non-Votes
14,395,027	30,857	0	1,924,949

Item 9.01 Exhibits.

Exhibit No.	Description
10.1	Cutera, Inc. 2019 Equity Incentive Plan (amended and restated as of June 15, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

Date: June 17, 2021	/s/ Jeremy Livianu
Jeremy Livianu
Vice President, General Counsel and Corporate Secretary